Exhibit 99
QUARTERLY REPORT Centra Financial holdings, Inc. Third Quarter 2010 Centra Financial holdings, Inc. 990 Elmer Prince Dr., Suite 100 P.O Box 656 Morgantown, WV 26507-0656

To Our Shareholders, Customers, and Friends:
Centra’s earnings increased in the third quarter of 2010 by 20% over the third quarter of 2009 to $2.6 million marking yet another consecutive period of record performance. Basic earnings per share were $0.31 for both the third quarter of 2010 and 2009 after taking into account a 21% increase in weighted average shares due to our successful stock offering in the first quarter this year.
Total assets at September 30, 2010 grew 11% to $1.4 billion from $1.3 billion at September 30, 2009. While the loan portfolio remained at $1.0 billion, deposit growth continues to be strong in 2010 as we received $104 million of additional deposits since September 30, 2009. At the same time our cost of funds decreased to the lowest level in our history.
Nonperforming assets (which include nonaccrual loans, other real estate owned and troubled debt restructurings) as a percentage of total assets were 2.06% as of September 30, 2010 compared to peer levels of 4.65% as stated in the latest available FDIC Quarterly Banking Profile. Our 30-89 day delinquent loans as a percent of total loans were 0.48% at September 30, 2010 comparing very favorably to our peers at 1.43%.
On October 7, 2010, the FDIC released its annual Deposit Market Share Report which reveals the progress and standings of each bank in their respective county of operation. Of the ten banks doing business in Monongalia County/Morgantown, Centra rose to a 27% market share taking the number one position by a $62 million margin, the widest margin in our history. Among the 11 banks in Berkeley County, we rose to a 20% second place market share, $80 million ahead of the next bank on the list. In Fayette County, PA, we also hold a strong second place among the 11 banks in that market, $92 million ahead of our closest competitor. Finally, the most the significant movement on this report was in Washington County/Hagerstown, MD. After only 2 1/2 years of operation, we bypassed eight of the 13 banks that do business there to take the number five market share position. All of these rankings highlight the success of the brand we have created and the sustainability of our banking model.
The year 2010 continues to bring significant government intervention into our industry. We expect numerous new regulations and rules as a result of the Wall Street Reform and Consumer Protection Act, commonly known as the Dodd-Frank Act.
We, like most U.S. bankers, continue to monitor these governmental actions which change nearly every day. While we cannot predict future hurdles like these, we will meet them with the same determination and resolve that has made your company so successful.
Centra is now ten years old. In this past decade we have formed a franchise around the demands of today’s customer. We have built the company with the conviction that the better we take care of a customer, the better our financial performance. This said, we are mindful of our responsibility to our shareholders. Let me assure you that the Board of Directors continues to work to align our actions with the expectations of our investors. We continue to press forward with a strategy that meets the financial objectives of those who have entrusted us with their investment dollars. Despite the larger forces transforming our industry, we remain confident as ever in the underlying value of what we’ve built together. Shareholders can be assured that we are taking every action in our power to deliver on our promise with confidence and determination.
We are grateful for your support.

Douglas J. Leech
Chairman & CEO
dleech@centrabank.com
Current Value of a $10,000 Investment
IN CENTRA STOCK
MADE NOVEMBER 1, 1999
= $33,311
*Assumes all dividends reinvested.

Centra Financial Holdings, Inc., and Subsidiaries

Consolidated Statements of Condition

(Dollars in Thousands, except Per Share Data)	September 30,	September 30,
(Unaudited)	2010	2009

ASSETS
Cash and due from banks	$6,508	$6,457
Interest-bearing deposits in other banks	1,605	5,235
Federal funds sold	177,730	47,220

Total cash and cash equivalents	185,843	58,912

Available-for-sale securities, at fair value (amortized cost of $123,813 and $126,346 at September 30, 2010 and 2009, respectively)	125,933	129,267
Other investment securities, at cost	3,900	2,922

Loans, net of unearned income	1,031,716	1,030,869
Allowance for loan losses	(18,306)	(16,482)

Net loans	1,013,410	1,014,387

Premises and equipment, net	21,113	22,803
Loans held for sale	5,448	2,724
Goodwill and other intangible assets	15,002	15,742
Other assets	40,152	27,251

Total assets	$1,410,801	$1,274,008

LIABILITIES
Deposits
Non-interest bearing	$158,417	$151,260
Interest-bearing	1,049,421	952,748

Total deposits	1,207,838	1,104,008

Short-term borrowings	35,982	34,230
Long-term debt	20,000	20,000
Other liabilities	11,910	12,539

Total liabilities	1,275,730	1,170,777

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 authorized, none issued	—	—
Common stock, $1 par value, 50,000,000 authorized, 8,427,409 and 6,994,921 issued and outstanding on September 30, 2010 and 2009, respectively	8,427	6,995
Additional paid-in capital	120,865	95,901
Accumulated earnings (deficit)	4,482	(1,418)
Accumulated other comprehensive income	1,297	1,753

Total equity	135,071	103,231

Total liabilities and stockholders’ equity	$1,410,801	$1,274,008

Centra Financial Holdings, Inc., and Subsidiaries
Consolidated Statements of Income

(Dollars in Thousands, except Per Share Data)	Nine Months Ended Sept. 30,		Three Months Ended Sept. 30,
(Unaudited)	2010	2009	2010	2009
INTEREST INCOME
Loans, including fees	$43,310	$45,652	$14,329	$15,223
Loans held for sale	88	126	40	27
Securities available-for-sale	2,422	3,066	765	977
Interest-bearing bank balances	1	1	—	—
Federal funds sold	197	10	86	6

Total interest income	46,018	48,855	15,220	16,233

INTEREST EXPENSE
Deposits	12,292	16,103	3,669	5,082
Short-term borrowed funds	136	242	42	58
Long-term debt	353	459	127	130

Total interest expense	12,781	16,804	3,838	5,270

Net interest income	33,237	32,051	11,382	10,963

Provision for credit losses	2,589	2,506	1,019	1,186

Net interest income after provision for credit losses	30,648	29,545	10,363	9,777

OTHER INCOME
Service charges on deposit accounts	3,036	2,712	1,128	952
Other service charges and fees	2,128	1,858	735	644
Secondary market income	583	1,067	195	281
Security losses	—	(336)	—	—
Other	850	540	312	153

Total other income	6,597	5,841	2,370	2,030

OTHER EXPENSE
Salary and employee benefits	13,505	11,501	4,424	4,019
Occupancy expense	2,360	2,025	743	745
Equipment expense	1,638	1,741	542	578
Advertising	1,241	1,122	346	431
Professional fees	741	669	258	188
Data processing	1,932	1,880	620	617
Other outside services	682	761	199	246
Regulatory assessment	1,275	1,526	440	389
Other	3,464	3,370	1,310	1,217

Total other expense	26,838	24,595	8,882	8,430

Net income before income tax	10,407	10,791	3,851	3,377

INCOME TAX EXPENSE	3,406	3,709	1,260	1,223

Net income	7,001	7,082	2,591	2,154
Dividends & accretion on preferred stock & warrants	—	923	—	—

Net income available to common stockholders	$7,001	$6,159	$2,591	$2,154

Basic earnings per share	$0.86	$0.89	$0.31	$0.31
Diluted earnings per share	$0.82	$0.85	$0.30	$0.29
Weighted average shares outstanding — basic	8,180,579	6,912,570	8,424,891	6,970,533
Weighted average shares outstanding — diluted	8,545,037	7,284,451	8,758,909	7,327,725
Cash dividends declared per share	$0.20	$0.15	$0.08	$0.05

Total Assets Total Loans Total Deposits Net Income Available to Common Stockholders for the Third Quarter

ABOUT CENTRA
TODAY
CORPORATE INFORMATION
Centra Headquarters
990 Elmer Prince Drive
Morgantown, WV 26505
Independent Registered Public Accountants
Ernst & Young LLP
Charleston, West Virginia
Stockholders of Record
Approximately 2,000 as of September 30, 2010
Registrar and Transfer Agent
If you have any questions concerning transfer procedures or other stock account matters, please contact our transfer agent at the following address
Registrar & Transfer Company
PO Box 664
Cranford, NJ 07016
800/368-5948
Shareholder Relations
Timothy P. Saab
Corporate Secretary
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
Morgantown, WV 26505
304/581-6002
tsaab@centrabank.com
Centra Annual Report on Form 10-K
The company’s annual report was filed with the U.S. Securities and Exchange commission on Form 10-K. For current and prior years reports, access the SEC website at www.SEC.gov.